STOCK COMPENSATION AGREEMENT


         THIS AGREEMENT is made as of the 15th day of May, 1998 by and between METROPOLITAN HEALTH NETWORKS, INC. (the "Company") and JAN ATLAS, ESQ. ("ATLAS"), and CHARLES B. PEARLMAN, ESQ. ("PEARLMAN"), (Atlas and Pearlman collectively referred to as "Attorneys").

         WHEREAS, the Company is a publicly-held company.

         WHEREAS, Attorneys have represented the Company in various litigation matters, including but not limited to, One Stop Medical Funding Group, Inc. d/b/a One Stop Medical Billing and American Medical Billing v. Dr. Frederick J. Kunen, Florida Rehabilitative Services, Inc. and Metropolitan Health Networks, Inc., and Metropolitan Health Networks, Inc. and MetRehab Group, Inc. f/k/a MetCare I, Inc. v. Florida Rehabilitation Services, Inc., Southeast Medical Staffing, Inc. and Frederick J. Kunen since September 1997 (the "Representation"); and

         WHEREAS, the Attorneys are partners in the law firm of Atlas, Pearlman, Trop & Borkson, P.A. (the "Firm") which Firm also represents the Company with regard to various corporate and securities matters ("Corporate Representation"); and

         WHEREAS, in connection with such Representation, the Company currently owes Attorneys approximately $70,000 for legal services and related costs and expenses associated with the Representation (the "Outstanding Amounts"); and

         WHEREAS, the Company desires to compensate Attorneys for the Outstanding Amounts; and

         WHEREAS, the Company desires to engage Attorneys to continue the Representation and other litigation related matters from the date hereof and through September 1998 ("Continued Representation"); and

         WHEREAS, Attorneys have agreed to be compensated for the Outstanding Amounts and to the Continued Representation upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the recitals, promises and conditions in this Agreement, the parties hereto agree as follows:

          (a) Recitals.  The foregoing recitals are true and correct.

          (b) Engagement. The Company has engaged Attorneys to provide it with all manner of legal services as same relate to matters involving the Representation and the Continued Representation and Attorneys hereby accept such engagement.

          (c) Compensation. As full and complete compensation for the Representation and the Continued Representation, as well as payment in full of the Outstanding Amounts, the Company shall pay Attorneys an aggregate of 30,000 shares of the Company's common stock (the "Compensation Stock") with 15,000 shares of such Compensation Stock being paid to Atlas and 15,000 shares of such Compensation Stock to Pearlman. In connection therewith, the Company shall file a registration statement on Form S-8 with the Securities and Exchange Commission registering the Compensation Stock under the Securities Act of 1933, as amended.

          (d) Representations and Warranties. The Company and the Attorneys agree that the Compensation Stock will not constitute compensation with regard to, or satisfaction of any fees due and payable to the Firm now, or in the future, for the Corporate Representation (the "Corporate Fees") and that such Corporate Fees shall be due an payable pursuant to the fee structure agreed to by the parties. In addition thereto, the Company and the Attorneys agree that the Compensation Stock shall not constitute compensation for services rendered in connection with the Representation or the Continued Representation by the Attorneys or the Firm subsequent to September 1998.

          (e)     Miscellaneous.

                  i. Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing or when deposited in the United States mail, first class postage prepaid, addressed to the other party at the addresses appearing in this Agreement. Either party may change its address by written notice made in accordance with this section.

                  ii. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, administrators, executors, successors, subsidiaries and affiliates.

                  iii. This Agreement shall be governed and construed in accordance with the laws of the State of Florida.

                  iv. This Agreement constitutes the entire agreement between the parties with respect to the Representation and the Continued Representation. No promises, guarantees, inducements or agreements, oral or written, express or implied, have been made other than as contained in this Agreement. This Agreement can only be modified or changed in writing signed by both parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and date first above written.

                                                METROPOLITAN HEALTH NETWORKS,
                                                INC.


                                                By:/s/ Noel J. Guillama
                                                   -----------------------------
                                                   Noel J. Guillama, President

                                                   /s/ Jan D. Atlas
                                                   -----------------------------
                                                   Jan D. Atlas, Esq.

                                                   /s/ Charles B. Pearlman
                                                   -----------------------------
                                                   Charles B. Pearlman, Esq.